UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2021

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2021, the Board of Directors (the “Board”) of CVRx, Inc. (the “Company”) approved an increase in the size of the Board from seven to eight members and appointed Martha Shadan as a director effective July 12, 2021.  Ms. Shadan will serve as a Class III director with a term expiring at the 2024 annual meeting of stockholders.  The Board determined that Ms. Shadan qualifies as an independent director pursuant to the listing standards of the Nasdaq Stock Market.  No determination has been made by the Board as to any committee assignments for Ms. Shadan.  Ms. Shadan will receive compensation for her service in accordance with the non-employee director compensation program described under “Director compensation” set forth in the Company’s prospectus filed with the Securities and Exchange Commission on July 1, 2021 in connection with the Company’s Registration Statement on Form S-1, as amended (File No. 333-256800).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: July 12, 2021	By:	/s/ Nadim Yared
Name: Nadim Yared
Its: President and Chief Executive Officer